UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 4, 2008

EMERGENCY MEDICAL SERVICES CORPORATION

EMERGENCY MEDICAL SERVICES L.P.
(Exact name of each registrant as specified in its charter)

Delaware	001-32701 333-127115	20-3738384 20-2076535
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado (Address of principal executive offices)		80111 (Zip Code)

(303) 495-1200
(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

                ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           Resignation of President and Chief Operating Officer

On January 4, 2008, Emergency Medical Services Corporation (“EMSC”) issued a press release to announce that Don S. Harvey has resigned, effective January 7, 2008, as President and Chief Operating Officer of EMSC and from all other positions he holds as an officer and/or director of EMSC and any of its subsidiaries and affiliates.  Mr. Harvey did not resign as a result of any disagreement with EMSC on any matter relating to EMSC’s operations, policies or practices.  Mr. Harvey will continue to be employed by EMSC as Chief of Special Projects.

A copy of the press release referenced above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(c)           Appointment of President

On January 4, 2008, the Board of Directors of EMSC accepted Mr. Harvey’s resignation and appointed William A. Sanger, EMSC’s Chairman and Chief Executive Officer, as President of EMSC effective January 7, 2008, to serve in such additional capacity until a successor is appointed.

(e)           First Amendment to Employment Agreement with Don S. Harvey

EMSC and Mr. Harvey have entered into a First Amendment to Employment Agreement dated as of January 4, 2008 (the “Amendment”).  Pursuant to the Amendment:

•                  Effective January 7, 2008, Mr. Harvey (i) will resign as President and Chief Operating Officer of EMSC and from all other positions he holds as an officer and/or director of EMSC and any of its subsidiaries and affiliates, and (ii) will be employed as Chief of Special Projects of EMSC.

•                  Mr. Harvey’s employment as Chief of Special Projects will continue until February 15, 2010 unless earlier terminated in accordance with the Amendment.

•                  Mr. Harvey will receive an annual salary of $512,000 and will continue to receive standard health, disability and life insurance benefits in accordance with employee benefit plans and policies maintained by EMSC.

•                  Mr. Harvey’s eligibility to receive an incentive payment under EMSC’s incentive plans for the period served prior to 2008 will not be affected by the Amendment, but Mr. Harvey will not be eligible to participate in EMSC’s short-term incentive plans for 2008 or for any period thereafter.

•                  The vesting of time-vesting options held by Mr. Harvey to purchase 46,317 shares of EMSC’s class A common stock will be accelerated from February 10, 2008 to January 7, 2008; as a result, Mr. Harvey will hold time-vesting options to purchase 138,954 shares that are fully vested and exercisable in accordance with Mr. Harvey’s option agreement and EMSC’s Equity Option Plan.  Mr. Harvey’s remaining time-vesting options, to purchase 46,317 shares, will be forfeited.  Vesting and exercisability provisions of Mr. Harvey’s performance vesting options are not affected by the Amendment.

•                  The restrictions on transfer of shares of EMSC class A common stock held by Mr. Harvey contained in the EMSC Investor Equityholders Agreement are terminated.  However, Mr. Harvey may not sell or transfer any shares acquired by him pursuant to the exercise of his time-vesting options or co-investment securities of EMSC purchased by Mr. Harvey in February 2005 (“Co-Invest Shares”) prior to EMSC’s first financial earnings call (related to its 2007 results) of 2008.  Thereafter, Mr. Harvey may sell or transfer any or all of the shares acquired by him upon exercise of time-vesting options and up to 37,500 of his Co-Invest Shares at any time and, commencing one week after such earnings call, Mr. Harvey may sell or transfer up to 3,000 additional Co-Invest Shares per week (cumulatively) until all such Co-Invest Shares are sold or transferred.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

	99.1	Press Release dated January 4, 2008

SIGNATURES

                     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENCY MEDICAL SERVICES CORPORATION
(Registrant)

January 4, 2008	By:	/s/ Todd G. Zimmerman
Todd G. Zimmerman
Executive Vice President

SIGNATURES

                     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENCY MEDICAL SERVICES L.P.
(Registrant)

	By:	Emergency Medical Services Corporation,
its General Partner

January 4, 2008	By:	/s/ Todd G. Zimmerman
Todd G. Zimmerman
Executive Vice President